                    PROSOFT I-NET SOLUTIONS, INC.
              COURSEWARE REPRODUCTION LICENSE AGREEMENT

     This Courseware Reproduction License Agreement (this "Agreement") is made and entered into as of the 29th day of October, 1997 (the "effective date"), by and between Prosoft I-Net Solutions, Inc., a Nevada corporation having its principal place of business at 2333 North Broadway, Suite 300, Santa Ana, California ("Prosoft"), and STEPS, Inc., a [Utah] corporation having its principal place of business at 1845 East Baywood Blvd., Salt Lake City, Utah ("Customer").

                           R E C I T A L S:

     WHEREAS, Prosoft is engaged in the development, distribution and sale of certain Internet, intranet and other computer training products and services, as more particularly described in Prosoft's catalogues and other written and electronic materials (collectively, the "Training Products");

     WHEREAS, in conjunction with the development, distribution and sale of such Training Products Prosoft has developed specific written and electronic course materials (the "Courseware Titles"), which Courseware Titles are set forth on SCHEDULE 1 to this Agreement;

     WHEREAS, Customer wishes to purchase the Courseware Titles from Prosoft in electronic format for the purpose of reproducing and packaging the Courseware Titles for distribution and resale to its customers, including without limitation the Federal Government, under the terms and conditions of this Agreement.

     NOW, THEREFORE; in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

     1. DEFINITIONS. When used in this Agreement, the following terms shall have the respective meanings indicated:

        "Customer Resale" shall mean the reproduction, manufacture, and packaging of the Courseware Titles into the Kits for distribution and resale to the Customer's clients, provided however that Customer Resale shall not include the licensing or sublicensing of the Courseware Titles without the prior written consent of Prosoft (which shall not be unreasonably withheld) or any other use of the Courseware Titles otherwise prohibited under the terms of this Agreement.

        "Electronic Courseware Title" shall mean a Courseware Title that is reproduced on a CD-ROM containing substantially the same information and lessons as the Paper-based Courseware Title.

        "End Customer" shall mean any client of Customer that purchases the Kits.

        "Exercise Disk" shall mean a 3-1/2 inch floppy disk containing classroom exercises for a Courseware Title.

        "Kit" shall mean any reproduction of any Courseware Title that includes one, two or three of the following constituent elements, and is packaged and sold as a single unit: (a) a Paper-based Courseware Title; (b) an Electronic Courseware Title; (c) an Exercise Disk. For purposes hereof, each element described in clauses (a) through (c) of the previous sentence shall be referred to as a "part thereof" with respect to each Kit.

        "Paper-based Courseware Title" shall mean a Courseware Title that is reproduced into a bound paper book.

     2. GRANT OF REPRODUCTION RIGHTS.

        2.1 Grant of Reproduction License. Subject to the terms and conditions of this Agreement, Prosoft hereby authorizes Customer to reproduce and distribute the Courseware Titles exclusively for Customer Resale. Customer may not license or sublicense the Courseware Titles to any third parties in any form without the prior written consent of Prosoft (which shall not be unreasonably withheld). Customer will ensure that the Courseware Titles will not be provided to, used on, or accessed through the Internet, a public computer bulletin board or "shareware" distribution process, and Customer agrees not to reverse compile, translate or disassemble the Courseware Titles, in whole or in part. Prosoft reserves all rights not expressly granted to Customer in this Agreement.

        2.2 Reproduction and Manufacture Procedure. Upon the execution of this Agreement, Prosoft will deliver the Courseware Titles to Customer in electronic format on "Gold Disk(s)" which will allow Customer to reproduce copies of the Courseware Titles into individual Kits. Customer will ensure that all Kits contain adequate copyright notices so as to protect Prosoft's copyright interest. Customer will keep accurate records of all copies created in accordance with Section 3.5 of this Agreement. Prosoft shall have no responsibility for and shall bear no cost associated with the reproduction, manufacture, packaging, shipping, distribution, marketing or resale of the Kits.

        2.3 Title to Prosoft Products. Subject to the rights granted to Customer herein, all right, title and interest in and to the Courseware Titles, or any element thereof constituting the Kits, including its text, logic, structure and presentation, and to any improvements, enhancements, update or upgrades to them, including the concepts and technology inherent in the Courseware Titles, are, and at all times shall remain, the sole and exclusive property of Prosoft. Nothing contained in this Agreement shall directly or indirectly be construed to assign or grant to Customer any right, title or interest in or to the trademarks, copyrights, patents or trade secrets of Prosoft or any ownership rights in or to the Courseware Titles.

     3. LICENSE FEES.

        3.1 Guaranteed License Fee. Upon execution of this Agreement, Customer shall be immediately bound and obligated to pay to Prosoft a guaranteed, non-refundable license fee in the amount of $1,800,000 (the "Guaranteed License Fee") on such dates as specified on SCHEDULE 2. Customer's payment of the Guaranteed License Fee shall be guaranteed, unconditional, irrevocable and non-refundable, regardless of the number of Kits sold by the Customer to its End Customers. The payment by Customer of the Guaranteed License Fee shall serve as consideration of the grant by Prosoft to Customer of the right to reproduce Kits from the Courseware
Titles set forth on SCHEDULE 1 in accordance with the terms of this Agreement, and shall be payable notwithstanding the future production of other courseware titles not set forth on SCHEDULE 1 (the "Future Titles") by Prosoft. Prosoft may, at its sole option, make such Future Titles available to Customer for reproduction under such separate agreement(s) as Customer and Prosoft may enter into in the future.

        3.2 Royalties for Reproductions. For each Kit reproduced by or for the benefit of Customer in excess of 200,000 Kits, Customer shall pay Prosoft a royalty equal to $5.00 per Kit (the "Reproduction Royalty"), as specified in SCHEDULE 2. A Reproduction Royalty shall be due and owing for each Kit produced by Customer, regardless of whether such Kit or part thereof is placed into service or specific use. A Reproduction Royalty is due and owing each time a reproduction of any Kit is made, regardless of whether that reproduction is made as a result of Customer distributing the Kit as part of a replacement, supplement, upgrade or otherwise.

        3.3 Payments Due. Customer shall provide monthly written reports indicating the quantities of Kits (and the parts thereof) reproduced and royalties due thereon, and such amounts shall be paid within thirty (30) days of the end of each month for all reproductions made that month (or for any prior month(s) for which royalties are calculable). All sums are to be paid in United States dollars. Any payment not received when due shall bear interest at the rate of 10% per annum, calculated monthly.

        3.4 Records. Customer shall keep true and accurate records of all Kits (and parts thereof) reproduced in accordance with generally accepted accounting principles, consistently applied. No more frequently than twice a year, Prosoft shall have the right (upon two business days prior notice) to have a certified public accountant selected by Prosoft audit the books of Customer to determine whether all royalties due have been paid. Prosoft shall pay the cost of such investigation, except that should the accountant find that the royalties for a period investigated have been underpaid by five percent (5%) or more, the entire cost of the investigation shall be borne by Customer. Customer shall immediately pay to Prosoft any amounts discovered to be owed as a result of the investigation, plus interest at the rate of ten percent (10%) per annum, calculated monthly for each month the amount due was outstanding.

     4. GRANT OF EXCLUSIVITY. From the effective date until December 31, 1998, Customer shall have the exclusive right to resell the Courseware Titles to the Federal Government and all agencies, departments, divisions, bureaus and branches thereof (the "Federal Government"). From January 1, 1999 until December 31, 1999, this exclusivity right with respect to the Federal Government shall no longer be in effect, but Customer may nevertheless continue to sell the Courseware Titles to the Federal Government on a non-exclusive basis.

     5. REPRESENTATION AND WARRANTIES OF THE PARTIES.

        5.1 Customer represents and warrants that it has the authority to enter into this Agreement, and to carry out its obligations hereunder, and that the performance of this Agreement shall not cause a breach of any other obligation of Customer.

        5.2 Each party represents and warrants as follows: (a) such party has full power and authority to execute, deliver and perform its obligations under this Agreement; (b) such party is financially solvent and has the sufficient liquidity and financial wherewithal to perform its obligations under this Agreement; (c) there are no actions, proceedings or investigations, pending or, to the best of the such party's knowledge, threatened against such party which may in any manner whatsoever materially affect the enforceability of this Agreement; and (d) the execution, delivery and performance of this Agreement will not constitute a breach or default under any agreement, law or court order under which such party is a party or may be bound.

     6. COPYRIGHT OBLIGATION. Customer covenants and warrants that the copyright notices included in the "Gold Disk" copy of the Courseware Titles and set forth on SCHEDULE 3 hereto shall be reproduced with each Kit (and each part thereof). Customer agrees that each copy of the Kits (and each part thereof) shall also include a notice stating that such Kit (and each part thereof) were "Reprinted with permission of Prosoft I-Net Solutions, Inc." If Customer believes that any of Prosoft's contractual, statutory, intellectual property or other rights are being violated, it agrees to promptly notify Prosoft and to cooperate in any investigation.

     7. TRADEMARKS; TRADENAMES AND COPYRIGHTS.

        7.1 Acknowledgments of Rights. Customer acknowledges that Prosoft is the owner of all right, title and interest in and to the name Prosoft and the trademarks or trademark applications listed on SCHEDULE 3 hereto in connection with Internet, intranet and other computer training and services (the "Trademarks"), and Customer agrees not to adopt or use the Trademarks in any manner whatsoever except as expressly provided in this Agreement. Customer further acknowledges that Prosoft is the owner of all right, title and interest in and to all copyrights of Prosoft relating to the Courseware Titles (the "Copyrights"), and Customer agrees not to reproduce any material subject to any such Copyright except as expressly provided in this Agreement.

        7.2 Use of Trademarks in Connection with Courseware Titles. Customer agrees to use the Trademarks only within the Courseware Titles or to identify the authorized use of the Courseware Titles. Customer's use of the Trademarks shall at all times be in accordance with such styles and together with such Trademark notices as Prosoft may require. Customer shall not combine the Trademarks with any other names or marks, and agrees that this Agreement does not constitute any conveyance of any right, title or interest in or to any Trademarks, except for the permissive uses provided herein.

        7.3 Infringements. Customer shall promptly notify Prosoft of any and all infringements or attempted infringements of any of Prosoft's Trademarks that may come to its attention, and shall assist Prosoft at Prosoft's expense in taking such action against such infringers as Prosoft, in its discretion, may elect.

        7.4 Customer's Down-Stream Customers. [TO COME--CONCEPT IS THAT CUSTOMER IS OBLIGATED TO REQUIRE THAT ANY DOWNSTREAM DISTRIBUTOR OR END-USER ENTITY EXECUTE A LICENSING AGREEMENT IN FAVOR OF PROSOFT ATTACHED TO THIS AGREEMENT AS AN EXHIBIT].

     8. WARRANTY.

        8.1 Warranty on Courseware Titles. Prosoft warrants that the Courseware Titles as delivered to Customer will conform in all material respects to the written version thereof at the time of delivery to Customer. Prosoft makes no warranty to the end-users of the Courseware Titles, any such warranty to be made and honored by Customer. NO OTHER WARRANTY, OR CONDITION, EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OR CONDITIONS RELATED TO FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, ARE GRANTED TO CUSTOMER OR END-USERS, AND ALL SUCH WARRANTIES AND CONDITIONS ARE EXPRESSLY EXCLUDED.

        8.2 Defective Courseware Titles. Should the Courseware Titles fail to be as warranted above, Customer should return the Courseware Titles to Prosoft within 30 days of delivery thereof. Prosoft will then, at its sole option, correct or replace th Courseware Titles such that the Courseware Titles comply with Section 8.1.

        8.3 THE SECTION 8 CONTAINS THE EXCLUSIVE REPRESENTATION, WARRANTIES AND ASSOCIATED REMEDIES FOR ANY CLAIM ASSOCIATED WITH THE PERFORMANCE OF THE COURSEWARE TITLES, REGARDLESS OF WHETHER SUCH CLAIM IS MADE IN CONTRACT OR TORT.

     9. LIABILITY AND INDEMNIFICATION.

        9.1 Limitations on Liability. CUSTOMER AGREES THAT, REGARDLESS OF THE FORM OF ANY CLAIM, CUSTOMER'S SOLE REMEDY AND PROSOFT'S SOLE OBLIGATION SHALL BE GOVERNED BY THIS

AGREEMENT, AND IN NO EVENT SHALL PROSOFT'S LIABILITY EXCEED THE LICENSE FEES ACTUALLY PAID FOR THE COURSEWARE TITLES THAT GAVE RISE TO THE CLAIM DURING THE 12 MONTH PERIOD IMMEDIATELY PRECEDING THE CLAIM, PROVIDED THAT THE ABOVE LIMITATION SHALL NOT APPLY TO CLAIMS FOR INFRINGEMENT PURSUANT TO SECTION 9.2 OF THIS AGREEMENT. CUSTOMER EXPRESSLY AGREES THAT IN NO EVENT SHALL PROSOFT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES ARISING FROM
SECTION 9.2, BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR ANY OTHER LEGAL THEORY, WHETHER IN TORT OR CONTRACT, EVEN IF PROSOFT HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING, INCLUDING WITHOUT LIMITATION DAMAGES FROM INTERRUPTION OF BUSINESS, LOSS OF PROFITS OR BUSINESS OPPORTUNITIES, LOSS OF USE OF SOFTWARE, LOSS OF DATA, COST OF RECREATING DATA, COST OF CAPITAL, COST OF ANY SUBSTITUTE SOFTWARE, OR LOSSES CAUSED BY DELAY. PROSOFT SHALL NOT BE RESPONSIBLE FOR ANY DAMAGES OR EXPENSES RESULTING FROM ALTERATION OR UNAUTHORIZED USE OF THE COURSEWARE TITLES, OR FROM THE UNINTENDED AND UNFORESEEN RESULTS OBTAINED BY CUSTOMER RESULTING FROM SUCH USE. SHOULD ANY LAW UNDER WHICH THIS AGREEMENT IS INTERPRETED PROHIBIT EXCLUSION OF CERTAIN CONDITIONS OR WARRANTIES, THE REQUIRED CONDITIONS OR WARRANTIES SHALL BE DEEMED INCLUDED. THE LIABILITY OF PROSOFT FOR ANY BREACH OF SUCH TERM, CONDITION OR WARRANTY SHALL BE LIMITED, AT THE OPTION OF PROSOFT, TO ANY ONE OR MORE OF THE FOLLOWING: (A) REPLACEMENT OF THE COURSEWARE TITLES WITH FUNCTIONALLY COMPARABLE MATERIALS; OR (B) SUPPLEMENT, MODIFY OR REVISE THE COURSEWARE TITLES TO MEET THE REQUIRED WARRANTY OR CONDITION.

        9.2 Copyright Infringement. Prosoft shall, at its cost, defend or, at its sole option, settle any claim or suit brought against Customer on the issue that the Courseware Titles infringe a United State copyright, provided that Customer (a) notifies Prosoft promptly in writing of any such claim or suit; (b) gives Prosoft full information and assistance in settling and/or defending the suit; and (c) gives Prosoft full authority and control of the defense and/or settlement of any such action. Prosoft shall not be liable for any costs or expenses incurred (a) by Customer without Prosoft's prior written authorization; (b) for any claim based on the use of a combination of the Courseware Titles with any other property not provided by Prosoft, (c) for any claim based on Customer's modification of the Courseware Titles; or
(d) from use of other than the latest available version of the Courseware
Titles.

        9.3 If the Courseware Titles become subject to a claim of infringement for which Prosoft may become liable, Prosoft may at its option
(a) obtain the right to continue using the Courseware Titles; or (b) replace or modify the Courseware Titles to make them non-infringing, so long as the replacement or modification meets substantially similar specifications, EXCEPT FOR THESE REMEDIES, PROSOFT SHALL HAVE NO LIABILITY TO CUSTOMER OR ITS CUSTOMERS FOR COPYRIGHT, PATENT, TRADE SECRET OR ANY OTHER CLAIM ASSOCIATED WITH AN INFRINGEMENT OF A PROPRIETARY RIGHT, AND SHALL IN NO INSTANCE HAVE ANY LIABILITY TO CUSTOMER FOR DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES FROM INFRINGEMENT.

    10. TERM AND TERMINATION.

        10.1 Term. This Agreement shall have an initial term from the effective date through December 31, 1998, as specified on Schedule 2 and shall then terminate automatically. This Agreement may be renewed subsequently, however, on an annual or multi-annual basis upon the mutual written consent of the parties.

        10.2 Termination for Cause. Prosoft may terminate this Agreement upon the happening of any of the following events if Customer fails to cure the problem within ten (10) days of notice of an intent to cancel if not cured:

        a. Customer fails to make any payment when due; or

        b. Customer breaches any representations, warranty, or any material term of this Agreement or fails to perform any duty required hereunder; or

        c. Customer fails to comply with any legal prerequisites, formalities and/or material government regulations applicable to performance of its obligations under this Agreement.

        10.3 Termination by Customer. Customer may terminate this Agreement upon the happening of one of the following events if Prosoft fails to cure such event within thirty (30) days' notice of an intent to cancel if not cured:

        a. Prosoft breaches any warranty or material term of this Agreement or fails to perform any duty required hereunder; or

           b. Prosoft fails to comply with any legal prerequisites, formalities, and/or material government regulations applicable to performance of its obligations under this Agreement.

           10.4 Effect of Termination. Customer agrees that upon expiration or termination of this Agreement under this Section 10, Prosoft is discharged from any further obligations under this Agreement and Customer's rights to reproduce and distribute the Courseware Titles and to use Prosoft's tradename and trademarks as provided in this Agreement shall cease as of the date of such expiration or termination except as follows: Within thirty (30) days of the delivery by Prosoft or receipt by Prosoft of a notice of termination at the end of any term or expiration, or within ten (10) days after automatic termination or termination for cause, Customer shall: (1) return to Prosoft all Gold Disk(s); and (2) destroy all copies of the Courseware Titles or Kits not previously distributed, in whatever form they exist, including deleting all copies from any electronic memories. Notwithstanding the foregoing, with respect to any copies of the Courseware Titles or Kits that have been distributed for Customer Resale prior to the termination date, Customer may grant the approved license to use the Courseware Titles or Kits to end-users of these specific copies of the Courseware Titles or Kits; provided, however, that this permission does not allow Customer, after the date of termination, to make further reproductions of the Courseware Titles or Kits or to fill requests for copies orders that have not been filled on the date of termination or that are received after that date. All licenses for Customer Resale previously given, provided they were in accordance with the terms of this Agreement, shall continue in effect after termination or expiration of the Agreement.

     All requirements of indemnification, payment, and terms related to use or protection of intellectual property or confidential information, and provisions related to venue and choice of laws, shall survive termination or expiration of this Agreement.

     11. ARBITRATION. All disputes and controversies arising out of, or in any manner relating to, this Agreement which the parties do not resolve in good faith within thirty (30) days after either of the parties notifies the other of its desire to arbitrate such dispute or controversy shall be settled by arbitration by the American Arbitration Association in accordance with its then prevailing Commercial Arbitration Rules. Such arbitration shall be conducted in Orange County, California. The award or decision made in such arbitration shall be binding upon the parties and judgment upon the award may be made in any court having jurisdiction. The prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of arbitration.

     12. NO AGENCY, REPRESENTATION OR JOINT VENUE. It is expressly understood that Customer and Prosoft are business entities independent of one another. Neither the making of this Agreement nor the performance of any part of its terms shall be construed to constitute Customer as an agent or representative of Prosoft for any purpose. Nor shall this Agreement be deemed to establish a joint venture or partnership.

     13. FORCE MAJEURE. Failure of Prosoft or Customer to perform its obligations hereunder, or a portion thereof if occasioned in whole or in part by any act of God, any act of fire, explosion, perils of sea, flood, war, or any action of any governmental authority shall excuse the non-performing party from performing the non-performing party's obligations to perform shall be suspended for the duration of such excusing event.

     14. ASSIGNMENT. The rights granted herein to Customer are personal, nontransferable, and non-assignable in whole or in part unless prior written consent is received from Prosoft, which consent shall not be unreasonably withheld.

     15. HEADINGS. The headings contained in this Agreement are for convenience only and should not be construed to limit or expand any terms otherwise provided.

     16. NOTICES. Any notice made in relation to this Agreement shall be sent to the addresses set forth above, or such other address as the intended recipient has previously designated by written notice. This notice shall be sent by a prepaid courier service which requires signature for receipt or by facsimile.

     17. LEGAL REVIEW. It is acknowledged that this Agreement was initially prepared by Prosoft. Both parties, however, have had an opportunity for legal review of all terms. The parties therefore agree that, in interpreting any issues which may arise, any rules of construction related to who prepared the Agreement shall be inapplicable, each party having contributed or having had the opportunity to contribute to clarify any issue.

     18. PARTIAL ILLEGALITY. It is agreed that if any provision, or part of a provision, of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then the parties shall use their best efforts to replace the invalid or unenforceable provision by a provision that, to the extent permitted by applicable law, achieves the purposes intended under the original provision and to allow the parties to have the intended benefit of their bargain. If it cannot be so reformed it shall be omitted. In any such instance, the balance of this Agreement shall remain valid and unchanged and in full force and effect.

     19. WAIVER OF COMPLIANCE. Any failure by either party to enforce at any time any term or condition under this Agreement shall not be considered a waiver of that party's right thereafter to enforce each and every term and condition of this Agreement.

     20. APPLICABLE LAW. The parties agree that this Agreement shall be governed and construed by the laws of the State of California, and that no conflict-of-laws provision shall be invoked to permit the laws of any other state or jurisdiction.

     21. AMENDMENTS. All amendments to or changes in this Agreement must be in a writing executed by both parties.

     22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties on the subject matter above, and supersedes any and all prior agreements (written and oral) between the parties.

     23. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts telecopied signatures of the other parties to this Agreement, with original signatures to be forwarded to the other party as promptly as possible.

                          [signature page follows]

     In Witness Whereof, the parties hereto have duly executed this Agreement on the date first above written.

PROSOFT:                                  CUSTOMER:

PROSOFT I-NET SOLUTIONS, INC.             STEPS, INC.
a Nevada corporation                      a Utah corporation


By: /s/ Donald Danks                      By: /s/ R. Scott Beebe V.P.
   ------------------------------            ---------------------------------
        Donald Danks                              Scott Beebe
        Senior Vice President                     Vice President

                                   Schedule 1

                                Courseware Titles


PAPER-BASED COURSEWARE TITLES

Basic Internet Business Skills
Advanced Internet Business Skills
Mastering the Net With Netscape Communicator
Empowering the Enterprise With Microsoft Internet Explorer 4.0
Internet Security for Business Applications
Internet/Intranet Business Applications Using Office 97
Gaining Market Intelligence Using the World Wide Web
Introduction to HTML Authoring
Advanced HTML Authoring
Internet/Intranet Publishing Using Microsoft FrontPage 97
Web Publishing Using HTML and FrontPage 97
Microsoft: Web Master Boot Camp
Visual Site Design and Management Using NetObjects FUSION 2.0
Introduction to VRML Authoring and Interactive 3D Modeling For the Web Introduction to JavaScript Programming
Advanced JavaScript Programming
Introduction to Database Publishing Using Visual InterDev
Fundamentals of CGI Programming Using Perl
Introduction to ActiveX Technology and Tools
Deploying Active Server Pages
Developing Java Applets and ActiveX Controls Using Visual J++
Intranet Security Threats and Countermeasures
Advanced TCP/IP Internetworking


ELECTRONIC COURSEWARE TITLES

Basic Internet Business Skills
Advanced Internet Business Skills
Empowering the Enterprise With Microsoft Internet Explorer 4.0
Internet Security for Business Applications
Gaining Market Intelligence Using the World Wide Web
Introduction to HTML Authoring
Advanced HTML Authoring
Internet/Intranet Publishing Using Microsoft FrontPage 97
Introduction to JavaScript Programming
Advanced JavaScript Programming

                                   Schedule 2

                                Agreement Terms


Guaranteed Royalty:  $1,800,000


Payment dates of Guaranteed Royalty:

         Upon effective date (October 29, 1997):  $150,000
         January 15, 1998:                        $150,000
         April 15, 1998:                          $400,000
         July 15, 1998:                           $500,000
         October 15, 1998:                        $600,000

Reproduction Royalties (for every Kit in excess of 200,000 Kits):  $5.00

Initial Agreement Term:  Effective date through December 31, 1999

                                Schedule 3

                                Trademarks



                         Copyright Notifications

                                   Schedule 2

                                Agreement Terms

Guaranteed Royalty:  $1,800,000


Payment dates of Guaranteed Royalty:
         Upon effective date (October 29, 1997)

         December 10, 1997:  $150,000
         April 15, 1998:     $400,000
         July 15, 1998:      $500,000
         October 15, 1998:   $600,000

Reproduction Royalties (for every Kit in excess of 200,000 kits):  $5.00

Initial Agreement Term:  Effective date through December 31, 1999

                               AMENDMENT NO. 1 TO

                    COURSEWARE REPRODUCTION LICENSE AGREEMET

     THIS AMENDMENT NO. 1 TO COURSEWARE REPRODUCTION LICENSE AGREEMENT (the "AMENDMENT") between PROSOFT I-NET SOLUTIONS, INC. ("PROSOFT") and STEPS, INC. ("the DISTRIBUTOR") is made and entered into as of the 4th day of November, 1997. Prosoft and Distributor will be sometimes collectively referred to herein as the "PARTIES."

                                R E C I T A L S
                                ---------------

     A. The parties entered into a Courseware Reproduction License Agreement dated October 29, 1997 (the "LICENSE AGREEMENT").

     B. The parties desire to amend the License Agreement pursuant to the terms and conditions set forth herein.

                                   AGREEMENT

     1. SCHEDULES 1 AND 2. Schedules 1 and 2 of the Agreement are hereby replaced with Schedules 1 and 2, respectively, attached to this Amendment.

     2.   DEFINITIONS. The following definition shall be added to Section 1:

          "Net Receipts" shall mean all gross revenue received from the sales, licensing or other distribution of the Kits, but not including revenue not directly related to the sale or licensing of the Kits. Examples of items that are not included in the term "Net Receipts," include but are not limited to, taxes, duties, tariffs, freight, shipping, support or other charges, but only to the extent such other items are separately stated on the invoice(s).

     3. SECTION 2. The title to Section 2 of the Agreement is hereby amended to read as follows:

          "2.  GRANT OF LICENSE."

     4. SECTION 2.1. Section 2.1 of the Agreement will be amended to read in its entirety as follows:

          "2.1 GRANT OF LICENSE. Prosoft hereby grants to Customer an exclusive license to use, sell, or distribute the Courseware to the Federal Government and all agencies, departments, divisions, bureaus, branches, instrumentalities, and subparts thereof, (collectively, the "FEDERAL GOVERNMENT"). In addition, and subject to the terms and conditions of this Agreement, Prosoft hereby authorizes Customer to reproduce and distribute the Courseware Titles exclusively for Customer Resale. Customer may not license or sublicense the courseware Titles to any third parties in any form without the prior written consent of Prosoft (which consent shall not be unreasonably withheld). Customer agrees not to reverse compile or translate the Courseware Titles, in whole or in part. Customer shall have the rights to sell the Kits, or any part thereof, in any combination of elements that it deems appropriate (for example, without limiting the forgoing, Customer may package and sell the Electronic Courseware Title alone, or in combination with a Paper-based Courseware Title and/or an Exercise Disk). Prosoft reserves all rights not expressly granted to Customer in this Agreement."

     5. SECTION 3. Sections 3.1, 3.2 and 3.3 of the Agreement are hereby amended to read in their entirety as follows:

     "3. LICENSE FEES.

         3.1 ROYALTY PAYMENTS. Customer shall pay to Prosoft twenty percent (20%) of Customer's Net Receipts from Customer's distribution of the Kits (such amounts being referred to herein as the "Royalty Payments"). Such royalty Payments shall be payable in accordance with Section 3.3 hereof.

         3.2 GUARANTEED LICENSE FEE. Upon execution of this Agreement, Customer shall be immediately bound and obligated to pay to Prosoft a guaranteed, non-refundable license fee in the amount of $1,800,000 (the "GUARANTEED LICENSE FEE") on such dates as specified on Schedule 2, which Guaranteed License Fee shall constitute an advance by Customer on all Royalty Payments owing by Customer to Prosoft under Section 3.1. Cutomer's payment of the Guaranteed License Fee shall be guaranteed, unconditional, irrevocable and non-refundable, regardless of the number of Kits sold by the Customer to its End Customers and the amount of the Royalty Payments due to Prosoft. The payment by customer of the Guaranteed License Fee shall serve as consideration for the grant by Prosoft to Customer of the right to reproduce Kits from the courseware Titles set forth on Schedule 1 in accordance with the terms of this Agreement, and shall be payable notwithstanding the future production of other courseware titles not set forth on Schedule 1 (the "Future Titles") by Prosoft. Notwithstanding anything to the contrary contained herein, Customer shall have the right at any time and from time to time to substitute Future Titles for any of the Courseware Titles set forth on Schedule 1, so long as the total number of the titles subject to this Agreement does not increase in number.

         3.3 PAYMENTS DUE. Customer shall provide monthly written reports indicating the quantities of Kits (and the parts thereof) reproduced and the Royalty Payments due thereon, and such amounts shall be paid within thirty (30) days of the end of each month for all reproductions made that month (or for any prior month(s) for which royalties are calculable), provided that no Royalty Payments shall be due Prosoft until the total amount of all Royalty Payments exceed the total amount of the Guaranteed License Fee, and then only to the extent of the excess. All sums are to be paid in United States dollars. Any payment not received when due shall bear interest at the rate of 10% per annum, calculated monthly."

     6. SECTION 5. Section 4 of the Agreement is hereby amended to read in its entirety as follows:

          "4.   GRANT OF EXCLUSIVITY.  From the effective date until
     December 31, 1999 (the "Exclusivity Period), Customer shall have the exclusive right to resell the Courseware Titles to the Federal Government. Except as expressly set forth herein, neither (i) Prosoft and its agents, affiliates and employees, nor (ii) any other third party, (the parties referred to in clauses (i) and (ii) being referred to herein as the "Restricted Parties"), shall sell or distribute the Courseware Titles to the Federal Government during the Exclusivity Period. Prosoft, at its sole cost and expense, shall take all necessary measures and actions (including the prosecution of lawsuits and injunctions with the proper courts) to insure that no Restricted Parties shall sell or distribute the courseware Titles to the Federal Government during the Exclusivity Period. Notwithstanding anything to the contrary contained herein, the Courseware Titles may be sold or distributed by the Restricted Parties to the Federal Government during the Exclusivity Period, provided that such Restricted Parties pay to Customer a sublicense fee equal to 25 percent of the invoiced revenue for any Government Training Event. For purposes hereof, "GOVERNMENT TRAINING EVENT" shall include, but not necessarily be limited to, seminars, instructor led training, distance learning, and the like, that any of the Restricted Parties deliver to the Federal Government, including, but not limited to any training delivered in the Washington D.C. market.

     6. SECTION 10.1. Section 10.1 of the Agreement is hereby amended to read in its entirety as follows:

           "10.1 TERM. This Agreement shall have an initial term from the effective date through December 31, 1999, as specified on Schedule 2 and shall then terminate automatically. Customer shall have the right to renew this Agreement for a two (2) year renewal term (the "RENEWAL TERM") by providing written notice to Prosoft any time during the last six (6) months of the existing term. Upon commencement of the Renewal Term,

     Customer shall become obligated to pay a Guaranteed License Fee in the amount of $1,800,000. Payments shall be made consistent with the time schedule established for the Guaranteed License Fee during the initial term of this Agreement. Thereafter, the term of this Agreement may be renewed on an annual or multi-annual basis upon mutual written consent of the parties."

     7. SECTION 11. Section 11 of the Agreement is hereby amended to read in its entirety as follows:

          "11.   ASSIGNMENT.  Except as provided herein, neither party may
     assign their rights or obligations under this Agreement. Notwithstanding anything to the contrary contained herein, either party may assign this Agreement to a company which acquires it or into which it is merged, provided that such acquiring company assumes all the obligations under this Agreement."

     Other than as amended hereby, the Agreement shall remain in full force and effect and the parties hereby ratify and reaffirm the Agreement as so amended. All references in the Agreement to "the Agreement," "this Agreement," "hereof" and words of like import shall mean the Agreement as modified by this Amendment.

     IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date set forth above.


                                        PROSOFT I-NET SOLUTIONS, INC.,
                                        a Nevada corporation

                                        By /s/  Donald Danks
                                          -----------------------------------
                                            DONALD DANKS
                                            Senior Vice President

                                        STEPS, INC.
                                        a Utah corporation

                                        By /s/  R. Scott Beebe V.P.
                                          -----------------------------------
                                            SCOTT BEEBE
                                            Vice President

                               AMENDMENT NO. 2 TO

                    COURSEWARE REPRODUCTION LICENSE AGREEMENT


     THIS AMENDMENT NO. 2 TO COURSEWARE REPRODUCTION LICENSE AGREEMENT (the "AMENDMENT") between PROSOFT I-NET SOLUTIONS, INC. ("PROSOFT") and STEPS, INC. (the "CUSTOMER") is made and entered into as of the 1st day of August, 1998. Prosoft and Customer will be sometimes collectively referred to herein as the "PARTIES."

                                 R E C I T A L S

     A. The parties entered into a Courseware Reproduction License Agreement dated as of October 29, 1997 (the "ORIGINAL AGREEMENT"), as amended by the Amendment No. 1 to Courseware Reproduction License Agreement dated as of November 4, 1997 (the "FIRST AMENDMENT", the Original Agreement, as amended by the First Amendment, shall be referred to herein as the "AGREEMENT").

     B. The parties desire to amend the Agreement pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

     1.   SCHEDULES 2.  Schedule 2 of the Agreement is hereby replaced with
Schedule 2 attached to this Amendment.

     2.          DEFINITIONS.

     (a) A new definition of "Future Titles" shall be inserted in the appropriate alphabetical location in Section 1 of the Agreement and shall read as follows:

          "Future Titles" shall mean Courseware Titles tied to internet skills or training that are not set forth on Schedule 1 of this Agreement or that are developed or published by Prosoft after the date of this Agreement, but shall not include any courseware that is not developed by Prosoft."

     (b) The definition of "Net Receipts" set forth in Section 1 of the Agreement is hereby amended to read as follows:

          "Net Receipts" shall mean all gross revenue received from the sales, licensing or other distribution of the Kits, but not including revenue not directly related to the sale or licensing of the Kits, provided that the price charged for the Kits is an identified line item and is no less than the

     Distributor's cost to produce a Kit (plus a reasonable profit thereon and an allowance for the Royalty Payment (as defined below) associated therewith). Examples of items that are not included in the term "Net Receipts," include but are not limited to, taxes, duties, tariffs, freight, shipping, support or other charges, but only to the extent such other items are separately stated on the invoice(s).

     3. SECTION 2.1. Section 2.1 of the Agreement is hereby amended by inserting the words "United States" immediately before the words "Federal Government" (but only where such phrase first appears) in the first sentence thereof.

     4. SECTION 3. Sections 3.2 and 3.3 of the Agreement are hereby amended to read in their entirety as follows:

          "3.2   GUARANTEED LICENSE FEE.  Upon execution of this Agreement,
     Customer shall be immediately bound and obligated to pay to Prosoft a guaranteed, non-refundable license fee in the amount of $1,800,000 (the ""GUARANTEED LICENSE FEE") on such dates as specified on Schedule 2, which Guaranteed License Fee shall constitute an advance by Customer on all Royalty Payments owing by Customer to Prosoft under Section 3.1. Such payments of the Guaranteed License shall be made strictly on the dates set forth on Schedule 2, and there shall be no grace period for the payment thereof. Customer's payment of the Guaranteed License Fee shall be guaranteed, unconditional, irrevocable and non-refundable, regardless of the number of Kits sold by the Customer to its End Customers and the amount of the Royalty Payments due to Prosoft. The payment by customer of the Guaranteed License Fee shall serve as consideration for the grant by Prosoft to Customer of the right to reproduce Kits from the courseware Titles set forth on Schedule 1 in accordance with the terms of this Agreement, and shall be payable notwithstanding the existence of the Future Titles. Notwithstanding anything to the contrary contained herein, Customer shall have the right at any time and from time to time to substitute Future Titles for any of the Courseware Titles set forth on
     Schedule 1 (and Prosoft agrees to identify the existence and nature of such Future Titles upon Customer's request) and such substituted Future Titles will become "Courseware Titles" for all purposes under this Agreement, so long as the total number of Courseware Titles subject to this Agreement does not increase in number, provided, however, that (a) with respect to uses, sales or distributions by Customer of Courseware to the Federal Government, Customer shall have the right to substitute
     Future Titles in its discretion (including Future Titles relating to Prosoft's Internet Certification programs provided that the purchaser of such Kits shall have executed a CIW license agreement in form supplied by Prosoft) and without any prior Refusal Right (as defined below) of Prosoft, and (b) with respect to proposed uses, sales or distributions by Customer of Future Titles to parties other than the Federal Government,
     (1) Prosoft shall have the right (the "Refusal Right") to reasonably approve or refuse such proposed uses, sales or distributions of Future Titles (but such Refusal Right shall be limited to a maximum for 50% of the Future Titles selected by Customer) based upon the identity of Customer's proposed client and the price, license terms and other material information relating to such transactions, and (2) Customer shall not have the right to use, sell or distribute courseware relating to Prosoft's Internet Certification programs to such non-Federal Government parties."

          3.3 PAYMENTS DUE. Customer shall provide monthly written reports indicating the quantities of Kits (and the parts thereof) reproduced and the Royalty Payments due thereon, and such amounts shall be paid within thirty (30) days of the end of each month for all reproductions made that month (or for any prior month(s) for which royalties are calculable), provided that no Royalty Payments shall be due Prosoft until the total amount of all Royalty Payments owing exceed the cumulative amount of the Guaranteed License Fee paid to Prosoft as of the date of determination, and then only to the extent of the excess All sums are to be paid in United States dollars. Any payment not received when due shall bear interest at the rate of 10% per annum, calculated monthly."

     5. SECTION 4. Section 4 of the Agreement is hereby amended to read in its entirety as follows:

          "4. GRANT OF EXCLUSIVITY. From the effective date until December 31, 1999 (the "Exclusivity Period), Customer shall have the exclusive right to resell the Courseware Titles to the Federal Government. Except as expressly set forth herein, neither (i) Prosoft and its agents, affiliates and employees, nor (ii) any other third party, (the parties referred to in clauses (i) and (ii) being referred to herein as the "Restricted Parties"), shall sell or distribute the Courseware Titles to the Federal Government during the Exclusivity Period. Prosoft, at its sole cost and expense, shall take all necessary measures and actions (including the prosecution of lawsuits and injunctions with the proper courts) to insure that no Restricted Parties shall sell or distribute the courseware Titles to the Federal Government during the Exclusivity Period. For purposes hereof, the term "GOVERNMENT TRAINING EVENT" shall include, but not necessarily be limited to, seminars, instructor led training, distance learning, and the like, that any of the Restricted Parties deliver to the Federal Government. Notwithstanding anything to the contrary contained herein, the Courseware Titles may be sold or distributed by the Restricted Parties to the Federal Government in connection with Government Training Events during the Exclusivity Period, provided that Prosoft pay to Customer a sublicense fee as follows: (a) in the case where Prosoft directly sells any Government Training Event to the Federal Government, 25 percent of the invoiced revenue (not including instructor travel expenses, room rental charges, equipment rental charges and other costs not associated with instruction and content (such excluded costs being referred to as "Excluded Costs")) for such Government Training Event; (b) in the case where a third party sells any Government Training Event to the Federal Government on behalf of Prosoft, 30% of the fee (not including Excluded Costs) that Prosoft receives from such third party; (c) in the case where a third party sells a single seat for a Government Training Event to a student associated with the Federal Government, 3 percent of the revenue (not including Excluded Costs) received by Prosoft arising from such student's participation in such Government Training Event; and (d) in the case where Prosoft sells any Courseware Titles or any Kits to the Federal Government where such sale is not related to a Government Training Event, 75 percent of the invoiced revenue relating to such sale, provided that Customer shall have given Prosoft its prior written approval of the terms and conditions of such sale prior to the consummation thereof. With respect to any amounts owing by Prosoft to Customer in connection with clauses (a) through (d) above, such amounts shall be considered "Net Receipts" for purposes of this Agreement, and Prosoft shall provide Customer with quarterly written reports describing the Government Training Events that have occurred and the amounts owing Customer for the three-month periods ending January 31, April 30, July 31 and October 31 (the "Prosoft Quarter-End Dates") during the term of this Agreement. Such written reports, and the payments owing by Prosoft for such quarters, shall be delivered to Customer within 30 days of each of the Prosoft Quarter-End Dates."

     6. SECTION 7.4. Section 7.4 of the Agreement shall be amended to read in its entirety as follows:

          "7.4 Changes to Trade-dress. In the event that Prosoft alters its trade dress, Prosoft shall notify the customer of the details of such change and Customer shall promptly begin using the new trade-dress in connection with the Kits."

     7. SECTION 10.1. Section 10.1 of the Agreement is hereby amended to read in its entirety as follows:

          "10.1 TERM. This Agreement shall have an initial term from the effective date through December 31, 1999, as specified on Schedule 2 and shall then terminate automatically. Customer shall have the right to renew this Agreement for a two (2) year renewal term (the "RENEWAL TERM") by providing written notice to Prosoft any time during the last six (6) months of the existing term. Upon commencement of the Renewal Term, Customer shall become obligated to pay a Guaranteed License Fee in the amount of $1,800,000. Such fee shall be paid in equal quarterly installments over the Renewal Term. Thereafter, the term of this Agreement may renewed on an annual or multi-annual basis upon mutual written consent of the parties."

     8. SECTION 11. Section 11 of the Agreement is hereby amended to read in its entirety as follows:

          "11. ARBITRATION. All disputes and controversies arising out of, or in any manner relating to, this Agreement which the parties do not resolve in good faith within thirty (30) days after either of the parties notifies the other of its desire to arbitrate such dispute or controversy shall be settled by arbitration by the American Arbitration Association in accordance with its then prevailing Commercial Arbitration Rules. Such arbitration shall be conducted in Orange County, California. The award or decision made in such arbitration shall be binding upon the parties and judgment upon the award may be made in any court having jurisdiction. The prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of arbitration."

     9. SECTION 14. Section 14 of the Agreement is hereby amended to read in its entirety as follows:

          "14. ASSIGNMENT. Except as provided herein, neither party may assign their rights or obligations under this Agreement. Notwithstanding anything to the contrary contained herein, either party may assign this Agreement to a company which acquires all or substantially all of its assets or into which it is merged, provided that such acquiring company assumes all the obligations under this Agreement."

     Other than as amended hereby, the Agreement shall remain in full force and effect and the parties hereby ratify and reaffirm the Agreement as so amended. All references in the Agreement to "the Agreement," "this Agreement," "hereof" and words of like import shall mean the Agreement as modified by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


                                              PROSOFT I-NET SOLUTIONS, INC.,
                                              a Nevada corporation


                                              By  /s/  Jerrell M. Baird
                                                 ----------------------------
                                                  Name: Jerrell M. Baird
                                                  Title: Chairman


                                              STEPS, INC.
                                              a Utah corporation


                                              By
                                                 ----------------------------
                                                     SCOTT BEEBE
                                                      Vice President

APPROVED:

NETGATEWAY,
a Nevada corporation


By: /s/  Donald M. Corliss, Jr.
   ------------------------------------
         Donald M. Corliss, Jr.
         President

                                   Schedule 2

                                 Agreement Terms



Guaranteed Royalty: $1,800,000


Payment dates of Guaranteed Royalty:

        Upon effective date (October 29, 1997):  $150,000
        January 15, 1998:  $150,000
        April 15, 1998:  $400,000
        July 15, 1998:  $500,000
        October 1, 1998:  $100,000
        January 1, 1999:  $100,000
        April 1, 1999:  $200,000
        July 1, 1999:  $200,000

Initial Agreement Term:  Effective date through December 31, 1999